                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             A.O. SMITH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] No Fee Required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                           [AOSMITH CORPORATION LOGO]

                                 P.O. BOX 23973
                            MILWAUKEE, WI 53223-0973

                           NOTICE AND PROXY STATEMENT

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

     PLEASE TAKE NOTICE that the annual meeting of the stockholders of A. O. SMITH CORPORATION will be held on Wednesday, May 21, 1997 at 8:00 A.M. Eastern Daylight Savings Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware for the following purposes:

     (1) To elect six directors chosen by the holders of Class A Common Stock.

     (2) To elect three directors chosen by the holders of Common Stock.

     (3) To approve the amended and restated A. O. Smith Corporation Executive Incentive Compensation Plan.

     (4) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1997.

     (5) To consider and vote on the stockholder proposals set forth in the proxy statement, if properly presented at the meeting.

     (6) To transact such other business and act upon such other matters which may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Class A Common Stock and the Common Stock of the Company at the close of business on April 1, 1997, will be entitled to notice of and to vote at the meeting. The list of stockholders entitled to vote at the meeting will be available as of May 5, 1997 for examination by stockholders for purposes related to the meeting at the offices of Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware.

     YOU ARE INVITED TO ATTEND THE MEETING IN PERSON; HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE TAKE A FEW MINUTES TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ENCLOSED WITHIN.

                                            W. David Romoser
                                            Secretary

April 21, 1997

                          [AOSMITH CORPORATION LOGO]
                ----------------------------------------------

                               P. O. BOX 23973
                       MILWAUKEE, WISCONSIN 53223-0973
                ----------------------------------------------

                               PROXY STATEMENT

                             GENERAL INFORMATION

     This proxy statement is furnished to stockholders of A. O. Smith Corporation (the "Company") in connection with the solicitation by its Board of Directors of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, May 21, 1997 at 8:00 A.M., Eastern Daylight Savings Time, at Wilmington, Delaware.

     The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on April 1, 1997 (the "Record Date"). As of the Record Date, the Company had issued 5,839,958 shares of Class A Common Stock, par value $5 per share, 5,836,498 shares of which were outstanding and entitled to one vote each for Class A Common Stock directors and other matters. As of the Record Date, the Company had issued 15,859,692 shares of Common Stock, par value $1 per share, 13,808,023 shares of which were outstanding and entitled to one vote each for Common Stock directors and one-tenth (1/10) vote each for other matters.

     The Notice of 1997 Annual Meeting of Stockholders, this proxy statement, form of proxy card and the Company's 1996 Annual Report are being mailed on or about April 21, 1997 to each stockholder of the Company at the holder's address of record.

     Under the Company's Restated Certificate of Incorporation, as long as the number of outstanding shares of Common Stock is at least 10% of the aggregate number of outstanding shares of Class A Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. Stockholders are entitled to one vote per share in the election of directors for their class of stock.

     A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for purposes of holding the annual meeting. The voting by stockholders at the meeting is conducted by the inspectors of election. Abstentions and broker nonvotes are counted as present in determining whether the quorum requirement is met.

     Directors are elected by a plurality of the votes cast, by proxy or in person, with the holders voting as separate classes. A plurality of votes means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares which are not voted, whether by abstention, broker nonvotes or otherwise, will have no effect on the election of directors.

     For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one vote per share and the Common Stock entitled to 1/10th vote per share. All such other matters are decided by a majority of the votes cast. On such other matters, an abstention will have the same effect as a "no" vote but, because shares held by brokers will not be considered to vote on matters as to which the brokers withhold authority, a broker nonvote will have no effect on the vote.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. A proxy may be revoked by the person giving it at any time before the exercise thereof by written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person. All valid proxies not revoked will be voted unless marked to abstain. Where a choice is specified on a proxy, the shares represented by such proxy will be voted in accordance with the specification made. If no instruction is indicated, the shares will be voted FOR proposals (1) through (4) set forth in the accompanying notice and AGAINST the stockholder proposals referenced in (5).

     The cost of soliciting proxies, including preparing, assembling and mailing the notice of meeting, proxy statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by the Company. In addition to solicitation by mail, directors, officers, regular employees of the Company and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. The Company may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy material to principals and beneficial owners.

                             PRINCIPAL STOCKHOLDERS

     The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of the Company's stock. Unless otherwise noted, the table reflects beneficial ownership as of December 31, 1996.

                                                      AMOUNT AND NATURE
                              NAME AND ADDRESS          OF BENEFICIAL       PERCENT
TITLE OF CLASS              OF BENEFICIAL OWNER           OWNERSHIP         OF CLASS
--------------              -------------------       -----------------     --------
Class A                   Smith Investment Company        5,378,168          92.05%
Common Stock              P.O. Box 23976
                          Milwaukee, WI 53223-0976

Common Stock              Smith Investment Company        1,039,384(1)        6.88%(1)
                          P.O. Box 23976
                          Milwaukee, WI 53223-0976

Common Stock              FMR Corp.,                      1,750,000(2)       11.59%
                          Edward C. Johnson 3d
                          and Abigail P. Johnson
                          82 Devonshire Street
                          Boston, MA 02109

Common Stock              Pioneer Management              1,153,400           7.64%
                          Corporation
                          60 State Street
                          Boston, MA 02019

Common Stock              The Prudential Insurance        1,134,700(3)        7.52%
                          Company of America
                          751 Broad Street
                          Newark, NJ 07102-3777

----------------
(1) Pursuant to the Company's Restated Certificate of Incorporation dated January 26, 1993, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. For purposes of computing beneficial ownership of SICO's Common Stock, assuming that all Class A Common Stock held by SICO was converted into Common Stock, SICO's beneficial ownership of the Common Stock is 6,417,552 shares, which represents 31.3% of the class of Common Stock.

(2) FMR Corp. and Edward C. Johnson 3d have sole dispositive power with respect to 1,750,000 shares, including shares beneficially owned by Fidelity Management & Research Company (FMRC), a subsidiary of FMR Corp., and Fidelity Magellan Fund, an investment company for which FMRC acts as an investment advisor.

(3) The Prudential Insurance Company of America has sole voting power and sole dispositive power with respect to 583,200 shares and shared voting power with respect to 541,700 shares and shared dispositive power with respect to 551,500 shares.

     Information on beneficial ownership is based upon Schedules 13D or 13G filed with the Securities and Exchange Commission and any additional information which may have been provided to the Company by any beneficial owners.

     On December 31, 1996, Arthur O. Smith owned beneficially 119,095 shares, and his wife owned of record and beneficially 3,485 shares of the outstanding capital stock of SICO; various trusts held 198,480 shares for the benefit of the wife and issue of Arthur O. Smith. On December 31, 1996, Lloyd B. Smith owned beneficially 2,102 shares of the outstanding capital stock of SICO; various trusts held 310,903 shares for the benefit of the wife and issue of Lloyd B. Smith. In addition, Messrs. Smith were trustees of various trusts for the benefit of persons other than themselves, their wives and issue, which trusts held on December 31, 1996 an aggregate of 522,960 shares of the outstanding capital stock of SICO. The shares of SICO held beneficially by Messrs. Smith and their wives, together with shares held by Messrs. Smith in trust for others comprised 69.8% of the 1,658,533 outstanding shares of capital stock of SICO on December 31, 1996. Messrs. Smith have shared investment and voting power on all trusts for which they are co-trustees. On all other trusts, one or the other shares trust powers with at least one other person. Messrs. Smith disclaim that any of the foregoing interests in the capital stock of SICO constitute beneficial ownership of any common stock of the Company.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected to serve until the next succeeding annual meeting of stockholders and thereafter until their respective successors shall be duly elected and qualified. Owners of Class A Common Stock are entitled to elect 6 directors and owners of Common Stock are entitled to elect the 3 remaining directors.

     It is intended that proxies hereby solicited will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the 9 nominees named below. All nominees have consented to being named in the proxy statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, proxies will be voted for such substitute nominee as may be nominated by the Board of Directors.

     The following information has been furnished to the Company by the respective nominees for director. Each nominee has been principally engaged in the employment indicated for the last 5 years unless otherwise stated.

NOMINEES -- CLASS A COMMON STOCK

     TOM H. BARRETT -- Partner in American Industrial Partners -- Private investment partnership.

     Mr. Barrett is 66 years of age and has been a director of the Company since 1981. He is the chairman of the Personnel and Compensation Committee of the Board. He retired as chairman of the board and chief executive officer of The Goodyear Tire & Rubber Company in 1991. He is also a director of Air Products and Chemicals, Inc., Easco Corporation and Rubbermaid Incorporated, as well as a trustee of the Mutual Life Insurance Company of New York.

     GLEN R. BOMBERGER -- Executive Vice President and Chief Financial Officer.

     Mr. Bomberger, 59, became a director and executive vice president and chief financial officer in 1986. He is a member of the Investment Policy Committee of the Board. Mr. Bomberger joined the Company in 1960. He is currently a director and vice president-finance of SICO. He is a director of Portico Funds, Inc.

     ROBERT J. O'TOOLE -- Chairman of the Board, President and Chief Executive Officer.

     Mr. O'Toole, 56, became chairman of the board on March 31, 1992. He is a member of the Investment Policy Committee of the Board. He was elected chief executive officer in March 1989. He was elected president, chief operating officer and a director in 1986. He also served as the head of the Automotive Products Company, a division of the Company, from November 1990 until May 1992. Mr. O'Toole joined the Company in 1963. He is a director of Firstar Bank Milwaukee, N.A. and Protection Mutual Insurance Company.

     DONALD J. SCHUENKE -- Chairman of Northern Telecom Limited and Northern Telecom, Inc.

     Mr. Schuenke, 68, was elected a director of the Company in October 1988. He is chairman of the Investment Policy Committee of the Board. Mr. Schuenke has served as the chairman (non-executive) of Northern Telecom Limited since January 1994, and he also serves as the chairman (non-executive) of Northern Telecom, Inc. He was chairman of The Northwestern Mutual Life Insurance Company from January 1990 to January 1994 and served as its chief executive officer from March 1983 to October 1993. Mr. Schuenke is a director of Allen-Edmonds Shoe Corporation, Badger Meter, Inc. and Federal Home Loan Mortgage Corporation.

     ARTHUR O. SMITH -- Director, Chairman and Chief Executive Officer of Smith Investment Company.

     Mr. Smith is 66 years of age and has been a director of the Company since 1960. He is a member of the Personnel and Compensation Committee and the Investment Policy Committee of the Board. He is chairman and chief executive officer of SICO and the retired chairman of ASI Technologies, Inc. He was president of SICO until July 1, 1993. Mr. Smith is the uncle of Bruce M. Smith, a director of the Company.

     BRUCE M. SMITH -- President and Director of Smith Investment Company.

     Mr. Smith, 48, was elected a director of the Company on April 5, 1995. He is a member of the Investment Policy Committee and the Audit Committee of the Board. He was elected president of SICO on July 1, 1993 and has served as a director of SICO since July 1983. Prior to that time, he was executive vice president of the Water Products Company, a division of the Company, from January 1991 through June 1993 and managing director of A. O. Smith Electric Motors (Ireland) Ltd., a subsidiary of the Company, from March 1988 through December 1990. Mr. Smith originally joined the Company in 1978. He is the nephew of Arthur O. Smith, a director of the Company.

NOMINEES -- COMMON STOCK

     RUSSELL G. CLEARY -- Chairman and Chief Executive Officer, Cleary Management Corporation -- a privately held business and real estate development corporation.

     Mr. Cleary is 63 years of age and has been a director of the Company since 1984. He is a member of the Personnel and Compensation Committee of the Board. Mr. Cleary has been chairman and chief executive officer of Cleary Management since 1989. Formerly, he was chairman, president and chief executive officer of G. Heileman Brewing Company, Inc. and retired in December 1988. Mr. Cleary is a director of Ecolab, Inc. and also chairman of the board of First State Bancorp, Inc.

     LEANDER W. JENNINGS -- Chairman and Chief Executive Officer, Jennings & Associates -- financial management consulting.

     Mr. Jennings is 68 years of age and was elected a director of the Company in 1987. He is the chairman of the Audit Committee of the Board. He has been chairman and chief executive officer of Jennings & Associates since 1985. Mr. Jennings retired as managing partner and senior operating committee member of Peat, Marwick, Mitchell & Company in 1985. He is also a director of Fruit of the Loom, Inc., Prime Capital Corporation, Alberto Culver Company and TEPPCO, Inc.

     DR. AGNAR PYTTE -- President, Case Western Reserve University.

     Dr. Pytte, 64, was elected a director of the Company in February 1991. He is a member of the Audit Committee of the Board. He became the president of Case Western Reserve University in July 1987. Prior to July 1987, Dr. Pytte was the provost at Dartmouth College where he held other academic positions since 1958. Dr. Pytte is also a director of The Goodyear Tire & Rubber Company.

                                BOARD COMMITTEES

     The Board of Directors of the Company serves as a committee of the whole for designating nominees for election as director. The Board of Directors will consider written recommendations directed to the Chairman from stockholders concerning nominees for Director. The Board of Directors has 3 standing committees, the Personnel and Compensation Committee, the Investment Policy Committee and the Audit Committee. In 1996, the Personnel and Compensation Committee held 3 meetings, the Investment Policy Committee held 4 meetings and the Audit Committee met 3 times. The Personnel and Compensation Committee is responsible for establishing and administering the Company's compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives. The Investment Policy Committee is responsible for investment policy and certain other matters for all Company retirement funds and other employee benefit funds. The Audit Committee recommends the firm which will act as independent auditors for the Company and has the responsibility to review audit procedures and the internal controls of the Company.

                             DIRECTOR COMPENSATION

     Directors received $20,000 annually, plus expenses and $1,000 for attendance at each board meeting. Each Audit and Personnel and Compensation Committee member receives $2,000 and the chairman of each receives $3,000 annually; committee members are also entitled to $1,000 per meeting, plus expenses. Each Investment Policy Committee member receives $2,000 and the chairman receives $3,000 annually; committee members are also entitled to $2,000 per meeting, plus expenses. Directors who are employees of the Company are not compensated for service as directors or committee members or for attendance at board or committee meetings. During 1996, a total of 6 regular and 2 special meetings of the Board of Directors were held; all directors attended at least 75% of the number of board meetings and committee meetings, in the aggregate, on which the director served as a member.

     Certain directors have elected to defer payment of their fees under the Corporate Directors' Deferred Compensation Plan (the "Directors' Plan"). The Directors' Plan allows directors to defer all or a portion (not less than 50%) of their fees until any date, but not later than the year in which age 71 is attained. Payments can be made in a lump sum or in not more than 10 annual installments. Deferred fees earn interest based on an established prime rate.

     The A. O. Smith Non-Employee Directors' Retirement Plan provides an annual benefit for outside directors after 5 years of service and attainment of age 70. The annual benefit amount, payable in quarterly installments, is the annual retainer in effect at the time of retirement. Benefit payments continue for a period equal to the number of years of service as a director, but not to exceed 10 years; all payments cease upon death of the director.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table shows, as of December 31, 1996, the Class A Common Stock and Common Stock of the Company, the Class A Common Stock and Common Stock options exercisable on or before March 1, 1997, and the common stock of SICO beneficially owned by each director, each nominee for director, each named executive officer in the Summary Compensation Table and by all directors and executive officers as a group.

COMPANY COMMON STOCK

                                                                   AMOUNT AND NATURE OF     % OF SHARES
                      NAME                         TYPE OF STOCK  BENEFICIAL OWNERSHIP(1)   OUTSTANDING
                      ----                         -------------  -----------------------   -----------
Tom H. Barrett                                     Common Stock          1,000 shares          *
John A. Bertrand                                   Common Stock         67,700 shares(2)       *
Glen R. Bomberger                                  Common Stock        181,240 shares(2)       1.20%
Russell G. Cleary                                  Common Stock         36,000 shares(4)       *
Leander W. Jennings                                Common Stock          2,000 shares(5)       *
Ronald E. Massa                                    Common Stock         13,164 shares(2)       *
Robert J. O'Toole                                  Common Stock        547,600 shares(2)       3.63%
Dr. Agnar Pytte                                    Common Stock          2,000 shares          *
W. David Romoser                                   Common Stock         48,155 shares(2)       *
Donald J. Schuenke                                 Common Stock          3,000 shares          *
Arthur O. Smith(6)                                      --                --                   --
Bruce M. Smith(6)                                       --                --                   --
All 24 Directors, Nominees and Executive Officers
  as a Group                                       Common Stock      1,194,643 shares(2)       7.91%

----------------
* Represents less than one percent.

SICO COMPANY STOCK

                                                                   AMOUNT AND NATURE OF     PERCENT OF
                      NAME                         TYPE OF STOCK  BENEFICIAL OWNERSHIP(1)      CLASS
                      ----                         -------------  -----------------------   ----------

Arthur O. Smith                                    Common Stock        119,095 shares(3)       7.18%
Bruce M. Smith                                     Common Stock         19,637 shares(3)       1.18%
All 24 Directors, Nominees and Officers as a
  Group                                            Common Stock        138,732 shares          8.36%

----------------
(1) Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

(2) Includes 515,800, 164,800, 30,400, 56,500, 12,400 and 1,014,300 shares of
    Common Stock subject to options exercisable on or before March 1, 1997, respectively for Messrs. O'Toole, Bomberger, Romoser, Bertrand and Massa and for all directors and executive officers as a group. Please refer to the Option Grants and Option Exercise Tables for additional stock option information.

(3) See also "Principal Stockholders." As of December 31, 1996, Mr. Bruce M. Smith beneficially owned 16,837 shares of the outstanding capital stock of SICO, which shares are held in a grantor trust which can be amended or revoked by him at any time (but for which he does not have voting or dispositive power), and his wife beneficially owned 2,800 shares of SICO as sole custodian for the benefit of the issue of Mr. Smith. He disclaims that any of the foregoing interests in the capital stock of SICO constitute beneficial ownership of any common stock of the Company.

(4) Mr. Cleary has shared voting and shared dispositive power with respect to his shares of Common Stock, including 11,000 shares of Common Stock which are held in a charitable foundation as to which Mr. Cleary disclaims any beneficial ownership.

(5) Mr. Jennings disclaims beneficial ownership with respect to 1,000 shares of Common Stock for which he has no voting or dispositive powers.

(6) Excludes shares beneficially owned by SICO.

                             EXECUTIVE COMPENSATION

     The SUMMARY COMPENSATION TABLE reflects all compensation awarded to, earned by or paid to each of the Company's five most highly compensated executive officers, including the chief executive officer, during fiscal year 1996, as well as all compensation awarded, earned or paid in the two previous fiscal years.

================================================================================
                           SUMMARY COMPENSATION TABLE
================================================================================

                                                                                           LONG TERM
                                  ANNUAL COMPENSATION                                     COMPENSATION
---------------------------------------------------------------------------------------   ------------
                                                                                             AWARDS
                                                                              OTHER       ------------
                                                                              ANNUAL        OPTIONS       ALL OTHER
                NAME AND                                                   COMPENSATION     GRANTED      COMPENSATION
           PRINCIPAL POSITION             YEAR   SALARY($)(1)   BONUS($)      ($)(2)         (#)(3)         ($)(4)
           ------------------             ----   ------------   --------   ------------   ------------   ------------
Robert J. O'Toole                         1996      575,016     810,000       33,648         64,600        100,159
  Chairman, President and                 1995      545,016     810,000       34,948         61,400        108,688
  Chief Executive Officer                 1994      514,992     760,000       33,764         57,800        113,762

Glen R. Bomberger                         1996      321,000     310,000       26,769         19,900         41,253
  Executive Vice President and            1995      306,000     310,000       25,637         18,900         48,190
  Chief Financial Officer                 1994      292,008     295,000       25,702         17,800         53,599

W. David Romoser                          1996      211,333     160,000       15,715         11,400         20,313
  Vice President, Secretary and           1995      201,333     160,000       16,285         10,900         21,341
  General Counsel                         1994      191,667     150,000       14,460         10,200         22,206

John A. Bertrand                          1996      190,000     165,000       18,385          8,500         17,823
  President of A. O. Smith                1995      180,000     155,000       17,772          8,100         19,296
  Electrical Products Company,            1994          N/A         N/A          N/A            N/A            N/A
  a division of the Company

Ronald E. Massa                           1996      198,750     150,000       14,622         20,600         19,035
  President of A. O. Smith                1995          N/A         N/A          N/A            N/A            N/A
  Automotive Products Company,            1994          N/A         N/A          N/A            N/A            N/A
  a division of the Company

===============================================================================

(1)  Includes amounts earned during 1996 even if deferred.

(2) Includes amounts of tax reimbursements for the following: Company car, country club, financial counseling and executive term life insurance premiums and reimbursement of executive payments for term life insurance premiums.

(3)  See footnote (1) in Option Grants Table.

(4) All Other Compensation includes the amounts of: (a) Company contributions under the Profit Sharing Retirement Plan (a 401(k) plan) and contributions under the Supplemental Benefit Plan for the 401(k) plan and (b) the value of the non-term portion of the premiums paid by the Company (arrived at by treating the payment as an interest-free loan to the earliest possible date the payment can be refunded and calculating its present value) for the benefit of the named executive officers pursuant to the Executive Life Insurance Plan, a split-dollar insurance plan. The amounts paid in 1996 are as follows: Mr. O'Toole -- (a) $40,021 and (b) $60,138; Mr.
     Bomberger -- (a) $22,342 and (b) $18,911; Mr. Romoser -- (a) $14,709 and
     (b) $5,604; Mr. Bertrand -- (a) $13,224 and (b) $4,599; and Mr. Massa --
     (a) $13,833 and (b) $5,202.

                              STOCK OPTION GRANTS

     The table below reflects the stock option grants made under the 1990 Long-Term Executive Incentive Compensation Plan to the five named executive officers during 1996.

--------------------------------------------------------------------------------
                              OPTION GRANTS TABLE
--------------------------------------------------------------------------------
                             Option Grants in 1996

                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES OF
                                                                                            STOCK PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                                            FOR OPTION TERM(2)
-------------------------------------------------------------------------------------   ---------------------------------
                                                      % OF
                                                      TOTAL
                                                     OPTIONS
                                        OPTIONS      GRANTED    EXERCISE
                                       GRANTED(1)    TO ALL      PRICE     EXPIRATION   0%         5%            10%
                NAME                      (#)       EMPLOYEES    ($/SH)       DATE      ($)       ($)            ($)
                ----                   ----------   ---------   --------   ----------   ---   ------------   ------------
Robert J. O'Toole
  Chairman, President and
  Chief Executive Officer                 64,600     31.34%      $24.50    10/08/06     $0    $    995,345   $  2,522,412
Glen R. Bomberger                         19,900      9.66%      $24.50    10/08/06      0    $    306,615   $    777,027
W. David Romoser                          11,400      5.53%      $24.50    10/08/06      0    $    175,649   $    445,131
John A. Bertrand                           8,500      4.12%      $24.50    10/08/06      0    $    130,966   $    331,896
Ronald E. Massa                           16,500      10.0%      $24.50    10/08/06
                                           4,100                 $27.00    06/11/06      0    $    323,847   $    820,696
                                         -------     ------                             --    ------------   ------------
Totals                                   125,000     60.65%         N/A       N/A       $0    $  1,932,422   $  4,897,162
                                         =======     ======                             ==    ============   ============
All Stockholders
  (20,940,521 shares of
  Class A Common Stock and Common
  Stock)                                     N/A        N/A         N/A       N/A        0    $323,216,942   $815,737,996
Named Executive Officers' % of Total
  Stockholders Equity                        N/A       .60%         N/A       N/A       $0            .60%           .60%

--------------------------------------------------------------------------------
(1) All options were granted under the 1990 Long-Term Executive Incentive Compensation Plan. The options were granted on 10/08/96 as options to acquire Common Stock and are first exercisable on 10/08/06. An additional option to acquire Common Stock was granted on 6/11/96 and is first exercisable on 6/11/06. All options were granted at the average of market value on the date of grant and have a 10 year term.

(2) The dollar values in these columns represent assumed rates of appreciation only, over the 10-year option term, at the 5% and 10% rates of appreciation set by the Securities and Exchange Commission rules as well as a 0% increase in value. These amounts are not intended to predict or represent possible future appreciation of the Company's Common Stock value. Actual gains, if any, on stock option exercises and Common Stock holdings depend on future performance of the Company's Common Stock and overall stock market conditions.

                      OPTION EXERCISES AND YEAR-END VALUES

     The table includes information related to options exercised by the five named executive officers during fiscal year 1996 and the number and value of options held at the end of the fiscal year.

================================================================================
                   OPTION EXERCISES AND YEAR-END VALUE TABLE
================================================================================

                Aggregated Option Exercises in Fiscal Year 1996,
                      and December 31, 1996 Option Values

                                                                          NUMBER OF
                                                                    SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS AT
                                                                   AT DECEMBER 31, 1996 (#)       DECEMBER 31, 1996 ($)(1)
                                 SHARES ACQUIRED      VALUE      ----------------------------   ----------------------------
             NAME                ON EXERCISE(#)    REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
             ----                ---------------   -----------   -----------    -------------   -----------    -------------
Robert J. O'Toole
  Chairman, President and
  Chief Executive Officer               0              $0          515,800         64,600       $7,908,871       $347,225
Glen R. Bomberger                       0              $0          164,800         19,900       $2,587,545       $106,963
W. David Romoser                        0              $0           30,400         11,400       $  116,688       $ 61,275
John A. Bertrand                        0              $0           56,500          8,500       $  794,932       $ 45,688
Ronald E. Massa                         0              $0           12,400         20,600       $   68,513       $100,475

================================================================================

(1) Based on the difference between the option exercise price and the closing price on the New York Stock Exchange of $29.875 for the Common Stock on December 31, 1996.

================================================================================
                             PENSION PLAN TABLE(1)
================================================================================

                                 YEARS OF SERVICE(3)
                  -------------------------------------------------
REMUNERATION(2)     10        20        25         30         35
---------------   -------   -------   -------   --------   --------
    150,000       $22,074   $44,149   $55,186   $ 66,223   $ 77,261
    175,000**      23,467    47,261    59,159     71,056     82,953
    200,000**      25,960    51,357    66,994     80,672     94,350
    225,000**      28,453    57,412    72,567     88,026    103,484
    250,000**      30,844    63,219    80,386     97,552    114,719
    275,000**      32,193    66,494    84,874    102,754    120,000*
    300,000
  and above**      32,430    67,070    85,369    103,668    120,000*

================================================================================

*  Maximum annual benefit payment in 1996 is $120,000.

** Maximum allowable salary that can be used in benefit calculation through 1993 is $235,840 and in 1994, 1995 and 1996 is $150,000.

(1) The Pension Plan Table shows estimated annual benefits payable to an executive officer upon retirement under the A. O. Smith Retirement Plan, assuming retirement at December 31, 1996, at age 65 and based upon the final compensation and years of service set forth in the Table. Benefit amounts were computed on a straight-life annuity basis.

(2) The compensation covered by the Plan is based on the average of the highest 5 consecutive years of annual compensation out of the last 10 years prior to retirement. The amount included in the calculation of compensation, as reflected in the Summary Compensation Table, is Salary. Compensation covered by the Plan does not include Bonus, Other Annual Compensation, Long Term Compensation or All Other Compensation amounts.

(3) Messrs. O'Toole, Bomberger, Romoser, Bertrand and Massa had 33, 36, 4, 29 and 19 years of service, respectively, at year-end.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors who served as members of the Personnel and Compensation Committee during fiscal year 1996 were Tom H. Barrett, Russell G. Cleary and Arthur O. Smith.

     Mr. Arthur O. Smith is an executive officer and a director of SICO. During 1996, the Company provided SICO consulting services, office space, directors', officers' and group insurance coverage and other miscellaneous services. The Company was reimbursed by SICO in the amount of $118,164 for the Company's costs relating to such services. Mr. Arthur O. Smith is a director of the Company and served on the Personnel and Compensation Committee of the Company in 1996. Mr. Glen R. Bomberger, an executive officer and a director of the Company, is also a director and vice president-finance of SICO and served as a member of the Compensation Committee of SICO. Mr. Bruce M. Smith, a director of the Company, is also an executive officer and director of SICO.

               BOARD PERSONNEL AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Personnel and Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing an executive compensation program and for administering the executive compensation policies and plans of the Company. The Committee also determines the amount of compensation which the Company's chief executive officer and other executive officers receive annually.

     The Committee consists of three members, each of whom is an outside director of the Company. This report was prepared by the Committee to provide the Company's stockholders with a summary of its executive compensation policies and practices.

     The Committee has two primary objectives relating to the Company's executive compensation program. The first is to recruit and retain high quality executive leadership which is committed to achieving the current and long term successful and profitable operations of the Company's businesses. The other is to maintain an incentive compensation program which links executive pay to the Company's return on investment.

     In order to achieve these objectives, the Committee provides an executive compensation program competitive with other comparably sized manufacturing companies. The Committee believes that return on investment currently provides the best measure of performance because it closely correlates the benefits to the stockholders with the financial incentives for the executives. The Committee has established ranges for financial incentives based upon return on investment, with smaller incentive payments for a modest return on investment and larger incentive payments for greater returns.

     The Company's executive compensation program consists of three components: base salary, short term incentive (bonus) compensation and long term incentive (stock options) compensation. In determining the executive compensation practices, the Committee compares the Company's executive compensation program with other companies' compensation programs for executives with similar management responsibilities. The companies surveyed include manufacturing businesses of similar size and the companies reflected in the Dow Auto Index, one of the comparables used in the Company's Performance Graph. The Committee annually reviews executive compensation data bases and also from time to time uses independent compensation consultants for purposes of evaluating and reviewing the Company's executive compensation program.

     The Committee has designated certain executives, including the chief executive officer ("CEO"), for compensation under the executive compensation program in accordance with the performance criteria and standards described below.

BASE SALARY

     The Committee establishes competitive salary ranges for the executive officers, generally above the median level of the salary ranges in the survey referred to above. In addition, the Committee reviews each executive's performance and accomplishments during the prior year as well as experience and service with the Company in determining the annual base salary level for the executive within the applicable salary range. In 1996, this methodology was followed in establishing base salaries for the executive officers.

SHORT TERM INCENTIVE COMPENSATION

     Short term incentive compensation is provided under the Executive Incentive Compensation Plan ("EICP"). The EICP, consistent with the Company's philosophy of linking compensation to the Company's return on investment, provides an opportunity for executives to earn a cash bonus, the amount of which is based upon the Company's and/or the operating unit's return on investment. Each year the Committee sets minimum and maximum financial objectives for each of the business units and the corporation. Achievement of these financial objectives by the business or corporate units determines the amount of the Incentive Compensation Fund available for the award of individual executive bonuses.

     Incentive compensation, while predicated on the executive's unit meeting its financial objective, is also based upon achievement of strategic objectives established each year for the executive. In determining the amount of the incentive compensation award to be paid to an individual executive, the Committee considers the executive's scope of responsibility, contributions to profit improvement and attainment of the individual's strategic objectives. Approximately half of the incentive compensation award distributed to the individual executive is based on the return on investment of the executive's business unit and is formula-based between maximum and minimum target achievement. The other half of the award is based upon accomplishment of the executive's strategic objectives, such as development of personnel, planning, maintenance of product leadership, continuous improvement programs and product and process research and development.

     The maximum amount of incentive compensation payable to an executive during any year is 200% of base salary. In order to be eligible for incentive compensation, executives are required to enter into annual contracts (standard incentive plan contracts required for all plan participants) which obligate them to remain in the employment of the Company for the year.

     During 1996, the Company had its third best return on investment in its history and most of the operating units achieved satisfactory levels of return on investment. Accordingly, the Committee made incentive compensation awards to the participating executives based on the factors described above.

     In order to preserve the compensation awards paid to the CEO and other executive officers pursuant to the EICP as qualified performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the deductibility of these payments to the Company, the Committee has recommended to the Board of Directors that it submit the EICP to the shareholders for approval. The Committee recommends a vote for approval of the EICP. A discussion of the EICP and the proposal is found in another part of this proxy statement.

LONG TERM INCENTIVE COMPENSATION

     The Committee utilizes the shareholder approved 1990 Long Term Executive Incentive Compensation Plan ("LTEICP") as another key component in carrying out the Company's philosophy of linking the executive compensation program to the stockholders' interests. The LTEICP consists of stock options which are granted annually to the executives at the current market price of the stock on the date of the grant. The size of the option grant to the executive is established at a level commensurate with the median level of grants for the executive's position as reported in the aforementioned survey data and studies by independent compensation consultants. Pursuant to the LTEICP, executives enter into standard plan contracts each year which reflect the specific terms of the stock option grants and terms of forfeiture should the executive leave the employment of the Company.

CEO COMPENSATION

     The Committee, in establishing the 1996 compensation program for the Chief Executive Officer, Robert J. O'Toole, employed the methodology and surveys previously described in this report. In setting Mr. O'Toole's base salary for 1996, the Committee reviewed his accomplishments during the prior year, experience, service with the Company and determined to position it above the median level of salaries of chief executive officers of similar sized manufacturing companies. Mr. O'Toole's bonus compensation for 1996 was directly related to the Company's return on investment earned by the Company and reflected Committee set minimum and maximum objectives. The maximum amount of bonus compensation payable to Mr. O'Toole is 200% of base salary. The Committee made stock option grants to Mr. O'Toole under the LTEICP consistent with the methodology utilized in making grants to the other participating executives.

CONCLUDING REMARKS

     The Committee reviewed executive compensation during 1996 and concluded that the stockholders' interests were well served by the executive compensation program. The Committee will continue to monitor and evaluate its executive compensation program and make any adjustments determined to be appropriate. The Committee has and intends to preserve the deductibility of executive compensation paid by the Company in accordance with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

                       PERSONNEL & COMPENSATION COMMITTEE

                            Tom H. Barrett, Chairman
                           Russell G. Cleary, Member
                            Arthur O. Smith, Member

                               PERFORMANCE GRAPH

     The graph below shows a five year comparison of the cumulative shareholder return on the Company's common stock with the cumulative total return of companies on the S&P 500 Composite Index and the Dow Automotive Index (without tire and rubber), both of which are published indexes.

                                  [LINE GRAPH]
               Comparison of Five Year Cumulative Total Return
                 From December 31, 1991 to December 31, 1996

MEASUREMENT PERIOD                      A.O. SMITH           S&P 500        DOW AUTO W/O TIRE
(FISCAL YEAR COVERED)                  CORPORATION       COMPOSITE INDEX         & RUBBER
12/31/91                                 100.00              100.00              100.00
12/31/92                                 218.80              107.62              128.40
12/31/93                                 421.40              118.50              168.60
12/31/94                                 294.10              120.00              148.40
12/31/95                                 255.30              165.20              182.30
12/31/96                                 366.90              203.01              207.09

                      COMPLIANCE WITH SECTION 16(a) OF THE
                            SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and American Stock Exchanges. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 which they file.

     Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons during fiscal year 1996, the Company believes that all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met.

                        AMENDMENTS TO AND RESTATEMENT OF
                   THE EXECUTIVE INCENTIVE COMPENSATION PLAN

GENERAL

     The Executive Incentive Compensation Plan (the "Plan") was adopted by the Board of Directors in 1975 and approved by stockholders in 1976. The Plan as amended from time to time, has been in effect since 1976 and its predecessor plan had been in effect from 1961 to 1976.

     The Board of Directors and the Personnel and Compensation Committee of the Board have and intend to preserve the deductibility of executive compensation paid by the Corporation under the Plan in accordance with the provision of
Section 162(m) of the Internal Revenue Code of 1986, as amended. This Code provision, which was enacted in 1993, and the regulations thereunder require stockholders' approval of the Plan at least every five (5) years. Accordingly, the Board of Directors is seeking shareholders' approval of the Plan. The text of the Plan is set forth on Exhibit A hereto and the description which appears herein is qualified in its entirety by reference to such text.

VOTE REQUIRED

     The affirmative vote of a majority of the votes of the shares of Class A Common Stock and Common Stock outstanding and entitled to vote at the meeting is required for approval of the Plan. Refer to the General Information Section on page 1 of the proxy statement for a more detailed discussion of the vote required. SICO, which on the Record Date had the right to vote approximately 76% of the votes outstanding of the Class A Common Stock and Common Stock has advised the Company that it will vote all such shares for approval of the Plan. Accordingly, approval of the Plan is assured. The Board of Directors recommends that stockholders vote FOR approval of the Plan.

PURPOSE OF THE PLAN

     The purpose of the Plan is to provide additional compensation as incentive to key top management employees upon whose efforts the success and profitability of the Corporation or its subsidiaries is dependent and to enhance the Corporation's ability to attract and retain outstanding employees.

FEATURES OF THE PLAN

     Under the Plan, the Personnel and Compensation Committee (hereinafter "the Committee") of the Board of Directors, comprised of three directors who are "disinterested persons" and "outside directors" as defined, respectively, by Rule 16b-3 under the Securities and Exchange Act of 1934 and Section 162(m)(4)(c) of the Internal Revenue Code as amended, administers the Plan (including full authority to interpret its provisions). The Committee establishes each year a Performance Goal(s) for each of the divisional, subsidiary and corporate units to measure performance for bonus purposes under the Plan. The Performance Goals have and could include return on investment, return on performance assets, sales growth, cash flow and other objectives as determined by the Committee. The unit is measured against the Performance Goal(s) in establishing the amount of the incentive compensation fund for the unit.

     The amount of each incentive compensation fund is allocated to individuals participating in such fund in part on the proportion his earnings bear to the earnings of all participants in such fund, the unit's financial accomplishment and the unit's and the individual's achievement of strategic objectives and the discretion of the

Committee. The total incentive allocation to any participant under the Plan shall not exceed an amount equal to 200% of the participant's base salary for the year.

INCENTIVE CONTRACTS

     Each participant, to be eligible to participate, is required to enter into an agreement at the beginning of each year which obligates him to remain employed during the entire year in order to receive incentive compensation. Cash awards are payable in a lump sum as soon as practical after the end of the year in which the bonus is earned.

TAX CONSEQUENCES

     The Corporation is advised of the following tax consequences respecting payment of awards under the Plan. Cash bonuses will be ordinary income to the participant subject to tax in the year paid. The Corporation is entitled to a deduction in the same amount.

ELIGIBLE PARTICIPANTS

     In 1996, executive positions occupied by 18 persons (of whom 9 were officers) had been designated by the Committee to participate in the Plan. All of the individuals named in the tabulation under "Remuneration of Directors and Officers" except non-employee directors are eligible to participate in the Plan. If approved by the stockholders, the Plan will be effective for the fiscal year which commenced January 1, 1997.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Ernst & Young LLP, Certified Public Accountants, as the Company's independent auditors for 1997. The action of the Board of Directors was taken upon the recommendation of its Audit Committee.

     Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Board's action in appointing Ernst & Young LLP as the Company's independent auditors. Should such appointment not be ratified, the Board of Directors will reconsider the matter. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders and available to respond to appropriate questions and he will have the opportunity to make a statement if he desires to do so.

                             STOCKHOLDER PROPOSALS

     The Company has received proposals from two stockholders who have informed the Company of their intentions to present the proposed resolutions at the annual stockholders meeting. Mr. John J. Gilbert, 29 East 64th Street, New York, New York 10021-7043, has submitted a proposed resolution to separate the position of chairman and president. Mr. Gilbert is the owner of 100 shares of Common Stock and 200 shares of Class A Common Stock of the Company, and he serves as co-trustee with respect to 200 shares of Class A Common Stock of the Company. The Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221, have submitted a proposed resolution concerning executive compensation review. The Adrian Dominican Sisters are the owners of 100 shares of Common Stock of the Company.

     The proposed resolutions and the statements in support thereof is presented below as received from the stockholders. The Board of Directors has recommended votes against both stockholder proposals for the reasons discussed in the Company's responses.

                              STOCKHOLDER PROPOSAL
                            TO SEPARATE THE POSITION
                           OF CHAIRMAN AND PRESIDENT

     RESOLVED, the stockholders of A. O. Smith Corporation, assembled in annual meeting in person and by proxy, hereby request that the by-laws be amended to read: Any two or more offices, may be held by the same person, except that the Chairman and President and the Corporate Secretary and the Treasurer shall not be held by the same person.

                                    REASONS

     Corporations are too big for any one man to hold the office of the Chairman and President.

     One should be the Chairman and Chief Executive Officer and another the President and Chief Operating Officer.

     We believe splitting the job of Chairman-President, as we suggest, makes for better decentralization of management and more shareholder protection in administration of business over a long period of time.

     If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

THE BOARD OF DIRECTORS AND MANAGEMENT DO NOT AGREE WITH THE ABOVE
PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

     Combining the positions of chairman, president and chief executive officer has facilitated the ability of the Board to operate effectively and efficiently. A principal role of the chairman is to propose the general agenda for the Board of Directors' meetings from among the many operational, administrative and strategic issues facing the Company on a day to day basis. The agenda provides a framework for discussion without limiting consideration of other matters by the Board. The Company and its stockholders benefit by permitting the Board to interact directly and consistently with the person among them most knowledgeable about the Company and about management's vision for the Company's future.

     The offices of Corporate Secretary and Treasurer are not currently held by the same person. The proposal does not state a reason for the request that the by-laws be amended to prohibit both these offices being held by the same person. There are no compelling reasons to adopt such an amendment and there is merit for reserving to the Board of Directors the authority to elect one person to fill both positions in appropriate circumstances.

     For all these reasons, the Board of Directors and Management recommend a vote AGAINST this stockholder proposal.

                   STOCKHOLDER PROPOSAL CONCERNING EXECUTIVE
                              COMPENSATION REVIEW

     WHEREAS: We believe financial, social and environmental criteria should all be taken into account in setting compensation packages for corporate officers. Public scrutiny of executive compensation is intensifying, with serious concerns being expressed about the widening chasm between salaries of top corporate officers, U.S. employees and workers in low wage countries. Concerns include:

     - In 1995 Pearl Meyer and Partners reported that CEO compensation packages at large corporations increased 23% to an average of $4.37 million. That is $2,100 an hour or 183 times the average U.S. worker's 1995 hourly earnings according to the Council in International and Public Affairs.

     - As CEO salaries soared in 1995, U.S. private sector worker pay and benefits inched up just 2.8%, the lowest increase since the Department of Labor created the employment cost index in 1980.

     - Executives of companies with Mexican operations often make several thousand times the pay of their Mexican employees. In 1994, Ford's CEO Alexander Trotman made 2,003 times the annual pay of an average Ford employee in Mexico. Allied Signal's CEO Lawrence Bossidy's compensation package of $8.4 million in 1995 was more than the company's total annual Mexican payroll of $7.8 million for approximately 3,800 workers.

     - Our Company's Chairman, President and Chief Executive Officer received a total compensation package of $1,560,052 in 1995. In March 1995, the average Mexican maquiladora worker's salary averaged between $32 and $54 per week. This salary does not even provide purchasing power sufficient for workers to meet their families' immediate needs.

     - Our company needs to address the implications of paying high executive salaries and poverty wages to workers in developing nations. The situation in Mexico is illustrative of conditions in other developing countries. Consequences of paying widely divergent compensation levels might include decreased worker commitment, poor labor-management relations and harm to A. O. Smith's public image. We believe our company should adopt a policy of paying a sustainable wage, providing enough purchasing power for workers to support themselves and their families. Bristol-Myers Squibb and Proctor & Gamble have established a living wage policy for their global operations.

     RESOLVED: Shareholders request that the Board institute a special Executive Compensation Review and prepare a report available to shareholders by October 1997, summarizing the results and recommended changes. The review shall cover pay, benefits, perks, stock options and special arrangements in the compensation packages for all top officers.

     The review will include:

     1. Ways to link our company's executive compensation more closely to financial, social and environmental performance with proposed criteria.

     2. Comparison of compensation packages for company officers with the lowest and average wages for company employees in the U.S. and with three low wage countries, including Mexico.

     3. Whether a cap should be placed on compensation packages for officers to prevent our company from paying excessive compensation.

THE BOARD OF DIRECTORS AND MANAGEMENT DO NOT AGREE WITH THE ABOVE
PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

     We believe that adoption of the Proposal is unnecessary since much of the information sought is available to stockholders annually by virtue of the Securities and Exchange Commission's rules on executive compensation disclosure. These rules require that the Corporation's proxy statement specifically address each of the items in the Proposal (i.e., "pay, benefits, perks, stock options and special arrangements").

     The proposed Executive Compensation Review and the preparation of a separate report to stockholders is unnecessary because the Company already has an executive compensation review and discloses the basis for forms and amounts of executive compensation annually in the Company's proxy statement. The proponent seeks to link executive compensation more closely to financial performance, yet the Company's executive compensation is already directly and strongly linked to financial performance.

     Further, the proponent requests linking executive compensation more closely to environmental and social corporate performance. The Board of Directors is sensitive to environmental and social concerns, and believes the executive officers and the Company are addressing these concerns appropriately. The Company has values statements and policies regarding the environment, harassment, and discrimination and other important social matters, which are disseminated to all employees and monitored for compliance.

     The Board of Directors believes that the basis under which A. O. Smith's executives are compensated and the manner in which it is reported are appropriate and does not recommend changes in its executive compensation practices.

     For all these reasons, the Board of Directors and Management recommend a vote AGAINST this stockholder proposal.

                                 OTHER BUSINESS

     Management is not aware of any matters other than those stated above which may be presented for action at the meeting, but should any matter requiring a vote of the stockholders arise, it is intended that proxies solicited will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

                         DATE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 annual meeting of stockholders must be received by the Company no later than November 4, 1997, to be included in the materials for the 1998 meeting.

April 21, 1997

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                                                       EXHIBIT A

                            A. O. SMITH CORPORATION
                     EXECUTIVE INCENTIVE COMPENSATION PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 1997

I. PURPOSE

     The purpose of the A. O. Smith Corporation Executive Incentive Compensation Plan is to provide additional compensation as an incentive to key executives upon whose efforts the continued successful and profitable operations of A. O. Smith Corporation and its subsidiaries and affiliates are dependent and to insure the continued availability of their full or part-time services to the Company.

II. DEFINITIONS

     A. "Code" -- The Internal Revenue Code of 1986, as amended from time to time.

     B. "Committee" -- The Personnel and Compensation Committee of the Board of Directors of the Company, which shall consist of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and each of whom is an "outside director" within the meaning of Section 162(m)(4)(c) of the Code.

     C.  "Company" -- A. O. Smith Corporation.

     D. "Company Profit" -- Consolidated net after-tax earnings of the total Company for the particular period (excluding special items of income and expense as determined by the Committee).

     E. "Company Return on Investment" -- Shall be defined by the Committee prior to establishing it as a Performance Goal for a Performance Period.

     F. "Corporate Headquarters" -- The general offices of the Company and other organizational units of the Company as designated by the Committee.

     G. "Corporate Headquarters Incentive Compensation Fund" -- The amount set aside or otherwise available for the payment of incentive compensation under the Plan pursuant to Section III.C.2.

     H. "Division" -- Participating Employers and divisions of the Company selected by the Committee.

     I. "Division Incentive Objective(s)" -- The Division's financial goal(s) as determined each year by the Committee, may include but is not limited to one or more Performance Goals.

     J. "Division Incentive Compensation Fund" -- The amount set aside or otherwise available for the payment of incentive compensation under the Plan, pursuant to Section III.C.1.

     K. "Earnings" -- The Participant's annual base salary, as of the beginning of each Year; except that, if an employee becomes a Participant during the Year, his Earnings shall be that portion of his annual base salary attributable to the period after the date on which he becomes a Participant.

     L. "Participant" -- Any employee of the Company or a Participating Employer who at any time during the Year occupies a position designated by the Committee as participating in the Plan at the beginning of each Year, or at the time such position is established if later than the beginning of the Year. The Committee's designation of a particular position to be participating in any Year shall not require the Committee to designate such position to be participating in another Year.

     M. "Participating Employer" -- Any subsidiary or affiliate of the Company designated by the Committee as being included in the Plan.

     N. "Performance Goals" -- Any one or more of the financial objectives established by the Committee including, but not limited to, return on investment, return on sales, sales growth, profit growth, earnings per share growth, market price appreciation of the Company's shares and cash flow.

     O. "Performance Period" -- Any period for which a Performance Goal or Goals have been established which, in the absence of any designation to the contrary by the Committee, shall be the fiscal year of the Company.

     P. "Plan" -- The A. O. Smith Corporation Executive Incentive Compensation Plan.

     Q. "Strategic Objectives" -- Those objectives as may be established by the Committee such as, but not restricted to, development of personnel, planning, maintenance of product leadership, continuous improvement programs and product and process research and development.

III. CREATION OF INCENTIVE COMPENSATION FUND

     A. Each year the Committee shall establish Performance Goals for the Corporate Headquarters and each Division. Normally, a Company Return on Investment objective will be set for the Corporate Headquarters and a Performance Goal will be set for each Division; provided, however, that the Committee, in its sole discretion, may use one or more other Performance Goals as the objectives for any or all of the Participants. The Committee shall establish such objectives before the first day of the Year (or such later time as may be permitted under Section 162(m) of the Code or the regulations thereunder without causing the compensation to be payable as the result of the achievement of such objectives to cease to be treated as compensation that is deductible under such Section 162(m)).

     B. The minimum and maximum Company Return on Investment and Division Incentive Objective(s), together with such other Performance Goals as the Committee may determine, will be used in the establishment of the incentive compensation fund. The objectives may vary for each Division as determined by the Committee. In setting the objectives required for establishment of the incentive compensation fund, the Committee shall have broad discretion and take into consideration the Company's long-range objectives, specific circumstances and opportunities and such other factors it may determine to be appropriate.

     C. The incentive compensation funds (which shall be certified by the Treasurer of the Company to the Committee) shall be calculated each year for each Division and the Corporate Headquarters, provided that a Division's performance and the Company's Return on Investment, respectively, are equal to or more than the minimum objectives determined by the Committee pursuant to
Section III.A as being required for the establishment of the incentive compensation fund.

          1. Division Incentive Compensation Fund

          Utilizing a method determined in advance by the Committee in accordance with Section III.A, the actual performance for each Division shall be compared with the minimum Division Incentive Objective(s), with the result being expressed as a percentage which shall be multiplied by the aggregate Participants' Earnings to determine the amount set aside by the Company for a Division.

          2. Corporate Headquarters Incentive Compensation Fund

          Utilizing a method determined in advance by the Committee in accordance with Section III.A, a calculation shall be made appropriate to the Performance Goal to determine the amount set aside by the Company for the Corporate Headquarters. For example, if Company Return on Investment is the Performance Goal, the difference between the minimum and the actual Company Return on Investment shall be expressed as a percentage which shall be multiplied by the aggregate Participants' Earnings to determine the amount set aside by the Company for the Corporate Headquarters.

     D. Committee Certification

     As soon as is reasonably practicable after the end of each Year or other Performance Period, the Committee shall certify in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the related compensation for the performance-based exception provided by Section 162(m)(4)(c) of the Code. Upon such certification, the incentive compensation funds shall be established.

IV. PAYMENT OF INCENTIVE COMPENSATION FUNDS

     Each year, the Committee shall establish the percentage of the Division Incentive Compensation Fund and Corporate Headquarters Incentive Compensation Fund, which shall be allocated and paid to each Participant. In determining the amount of incentive compensation to be paid to a Participant for a Year, the Committee shall consider, but not be limited to, the unit's results against Performance Goals, each Participant's scope of responsibility and the evaluation of a Participant's performance during the Year with respect to his contributions to the improvement of profit, development of personnel, planning, maintenance of product leadership and product and process research and development. Any unallocated amount may be distributed to Participants in future Years.

V. LIMITATION ON INDIVIDUAL INCENTIVE COMPENSATION PAYMENTS

     The total incentive compensation allocated to any Participant under the Plan with respect to a Year shall not exceed an amount equal to 200% of Earnings for such Year.

VI. CONTRACTS

     The eligibility of any Participant to participate in the Plan for any Year shall be conditioned upon his entering or having entered into a written contract with the Company or a Participating Employer prior to the beginning of such Year or prior to his initial participation in this Plan, as the case may be, which shall obligate the Participant to remain in such employment for a period which shall not be less than such Year or the portion thereof which will elapse following the date of his initial participation in the Plan, and shall contain such other terms and provisions not inconsistent with this Plan as the Committee in its discretion may deem advisable.

VII. DEATH OF A PARTICIPANT

     Each Participant shall have the right to designate a beneficiary to receive any incentive compensation remaining unpaid at the death of the Participant, and to specify the time and manner of payment thereof to such beneficiary in accordance with rules established by the Committee. If no such designation of beneficiary is delivered by a Participant to the Committee or its representative, any such incentive compensation remaining unpaid at the death of such Participant shall be paid to his legal representatives at such times and in such manner as if the Participant were living.

VIII. FORFEITURE

     Until such time as the full amount of his incentive compensation has been actually paid to any Participant, his right to receive any unpaid amount thereof shall be wholly contingent and shall be forfeited if, prior to payment thereof, the Participant at any time prior or subsequent to his retirement or termination of employment by the Company or any Participating Employer shall do any act, or engage directly or indirectly (whether as owner, partner, officer, employee or otherwise) in the operation or management of any business which in the judgment of the Company or such Participating Employer shall be detrimental to or in competition with the Company, any of its subsidiaries or affiliates.

IX. GENERAL

     Neither the establishment of this Plan nor the selection of any employee as a Participant, nor any contract referred to in Section VI, shall give any Participant any right to be retained in the employ of the Company or such Participating Employer; and no Participant, and no person claiming under or through a Participant, shall have any right or interest in the Plan or any incentive compensation allocation hereunder unless and until the terms, conditions and provisions of this Plan affecting such Participant, and those of any contract between such Participant and the Company (or a Participating Employer) under this Plan, shall have been complied with as specified. No moneys or other property of the Company (or a Participating Employer) under this Plan, whether inchoate, accrued or determined or determinable in amount, shall be subject to any claim of any creditor of any Participant, nor shall any Participant or beneficiary have any right or power to alienate, anticipate, commute, pledge, encumber or assign any incentive compensation fund or incentive compensation allocation provided for hereunder.

X. ADMINISTRATION; CONSTRUCTION

     The Plan shall be administered by the Committee, which shall have full power and authority to designate Participants, determine the basis upon which incentive compensation funds are established and awards of incentive compensation may be made, interpret and administer the Plan and to take any other action in furtherance of the objectives of the Plan that is not inconsistent with the express provisions of the Plan. Unless the Committee expressly determines that an award of incentive compensation to a Participant need not qualify for the performance-based exception of Section 162(m)(4)(c) of the Code, the Committee shall take all steps reasonably necessary to ensure that awards made pursuant to Section IV will qualify for such exception.

XI. AMENDMENTS

     The Board of Directors of the Company may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of this Plan, effective as of the beginning of any Year commencing after the date of adoption of such action by the Board of Directors; provided, however, that no such action shall affect the rights of any Participant or the operation of this Plan with respect to any incentive compensation to which such Participant may have become entitled hereunder prior to the effective date of such action; and provided further that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by the Code, or any rules promulgated thereunder, in order to qualify any compensation payable hereunder for the performance-based exception in Section 162(m)(4)(c) of the Code.

XII. EFFECTIVE DATE; SHAREHOLDER APPROVAL

     This Plan shall be effective upon the adoption of the Plan by the directors of the Company and shall first apply to incentive compensation payable with respect to the calendar year 1997; provided, however, that no compensation shall be paid to any Participant pursuant to the Plan unless the shareholders of the Company have previously approved the Plan.

                            A. O. SMITH CORPORATION
                              PROXY - COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ROBERT J. O'TOOLE, GLEN R. BOMBERGER and
W. DAVID ROMOSER, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the annual meeting of stockholders of
A. O. Smith Corporation to be held on May 21, 1997, at 8:00 a.m. Eastern Time, at the Hotel du Point, 11th and Market Streets, Wilmington, Delaware, or at any adjournment thereof, and there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.



              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

--------------------------------------------------------------------------------


                  A. O. SMITH CORPORATION 1997 ANNUAL MEETING

1.  ELECTION OF DIRECTORS:
1.  Russell G. Cleary    2.  Leander W. Jennings    3.  Dr. Agnar Pytte    /__/  FOR all  nominees    /__/  WITHHOLD  AUTHORITY
                                                                                 listed  to the left        to vote for all
                                                                                 (except as specified       nominees listed
                                                                                 below).                    to the left.

(Instructions:  To withhold authority to vote for any individual nominee, write
number(s) of nominee(s) in the box provided to the right.      __________________________            ______________________________

2.  Proposal to approve the amended and restated A. O. Smith Corporation Executive       /__/  FOR    /__/  AGAINST    /__/ ABSTAIN
    Incentive Compensation Plan:

3.  Proposal to approve the ratification of Ernst & Young LLP as the independent         /__/  FOR    /__/  AGAINST    /__/ ABSTAIN
    auditors of the corporation:

4.  Stockholder proposal to separate the positions of Chairman and President:            /__/  FOR    /__/  AGAINST    /__/ ABSTAIN

5. Stockholder proposal concerning executive compensation review:                        /__/  FOR    /__/  AGAINST    /__/ ABSTAIN


Address Change?                             Date  ______________________                NO. OF SHARES
MARK BOX         /__/
Indicate changes below
                                                                                    _______________________________________________
                                                                                    Signature(s) in Box
                                                                                    Please sign exactly as your name appears on
                                                                                    this proxy.  When shares are held by joint
                                                                                    tenants, both should sign.  When signing as
                                                                                    attorney, executor, administrator, trustee or
                                                                                    guardian, please give full title as such.  If a
                                                                                    corporation, please sign in full corporate name
                                                                                    by President or other authorized officer.  If  a
                                                                                    partnership, please sign in partnership name by
                                                                                    authorized person.


                            A. O. SMITH CORPORATION
                          PROXY - CLASS A COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ROBERT J. O'TOOLE, GLEN R. BOMBERGER and
W. DAVID ROMOSER, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the annual meeting of stockholders of
A. O. Smith Corporation to be held on May 21, 1997, at 8:00 a.m. Eastern Time, at the Hotel du Point, 11th and Market Streets, Wilmington, Delaware, or at any adjournment thereof, and there to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.


              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

                  A. O. SMITH CORPORATION 1997 ANNUAL MEETING


1.  ELECTION OF DIRECTORS:
1.  Tom H. Barrett         2.  Glen R. Bomberger     3. Robert J. O'Toole     /__/  FOR all nominees     /__/  WITHHOLD AUTHORITY
4.  Donald J. Schuenke     5.  Arthur O. Smith       6.  Bruce M. Smith             listed to the left         to vote for all
                                                                                    (except as specified       nominees listed
                                                                                    below).                    to the left.



(Instructions:  To withhold authority to vote for any individual nominee, write
number(s) of nominee(s) in the box provided to the right.      __________________________            ______________________________

2.  Proposal to approve the amended and restated A. O. Smith Corporation Executive       /__/  FOR    /__/  AGAINST    /__/ ABSTAIN
    Incentive Compensation Plan:

3.  Proposal to approve the ratification of Ernst & Young LLP as the independent         /__/  FOR    /__/  AGAINST    /__/ ABSTAIN
    auditors of the corporation:

4.  Stockholder proposal to separate the positions of Chairman and President:            /__/  FOR    /__/  AGAINST    /__/ ABSTAIN

5. Stockholder proposal concerning executive compensation review:                        /__/  FOR    /__/  AGAINST    /__/ ABSTAIN


Address Change?                             Date  ______________________                NO. OF SHARES
MARK BOX         /__/
Indicate changes below
                                                                                    _______________________________________________
                                                                                    Signature(s) in Box
                                                                                    Please sign exactly as your name appears on
                                                                                    this Proxy.  When shares are held by joint
                                                                                    tenants, both should sign.  When signing as
                                                                                    attorney, executor, administrator, trustee or
                                                                                    guardian, please give full title as such.  If a
                                                                                    corporation, please sign in full corporate name
                                                                                    by President or other authorized officer.  If  a
                                                                                    partnership, please sign in partnership name by
                                                                                    authorized person.


                            A. O. SMITH CORPORATION

           VOTING INSTRUCTIONS TO THE MARSHALL & ILSLEY TRUST COMPANY
                       TRUSTEE OF THE A. O. SMITH PROFIT
                            SHARING RETIREMENT PLAN


    THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby directs the Marshall & Ilsley Trust Company, Trustee of the A. O. Smith Profit Sharing Retirement Plan to vote the shares of
A. O. Smith Corporation Common Stock allocated to the undersigned's account in said Trust at the Annual Meeting to be held on May 21, 1997 and all adjournments.

     VOTING INSTRUCTIONS TO THE TRUSTEE: IF NO CHOICES ARE MARKED BELOW, THE TRUSTEE WILL VOTE FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.




              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

                  A. O. SMITH CORPORATION 1997 ANNUAL MEETING


1.  ELECTION OF DIRECTORS:
1.  Russell G. Cleary     2.  Leander W. Jennings     3.  Dr. Agnar Pytte     /__/  FOR all  nominees     /__/  WITHHOLD  AUTHORITY
                                                                                    listed  to the left         to vote for all
                                                                                    (except as specified        nominees listed
                                                                                    below).                     to the left.


(Instructions:  To withhold authority to vote for any individual nominee, write
number(s) of nominee(s) in the box provided to the right.      __________________________            ______________________________

2.  Proposal to approve the amended and restated A. O. Smith Corporation Executive       /__/  FOR    /__/  AGAINST    /__/ ABSTAIN
    Incentive Compensation Plan:

3.  Proposal to approve the ratification of Ernst & Young LLP as the independent         /__/  FOR    /__/  AGAINST    /__/ ABSTAIN
    auditors of the corporation:

4.  Stockholder proposal to separate the positions of Chairman and President:            /__/  FOR    /__/  AGAINST    /__/ ABSTAIN

5. Stockholder proposal concerning executive compensation review:                        /__/  FOR    /__/  AGAINST    /__/ ABSTAIN


Address Change?                             Date  ______________________                NO. OF SHARES
MARK BOX         /__/
Indicate changes below
                                                                                    _______________________________________________
                                                                                    Signature(s) in Box
                                                                                    Please sign exactly as your name appears on
                                                                                    this proxy.  When shares are held by joint
                                                                                    tenants, both should sign.  When signing as
                                                                                    attorney, executor, administrator, trustee or
                                                                                    guardian, please give full title as such.  If a
                                                                                    corporation, please sign in full corporate name
                                                                                    by President or other authorized officer.  If  a
                                                                                    partnership, please sign in partnership name by
                                                                                    authorized person.
